INFORMATION STATEMENT
                           INSTRUCTIVISION, INC.
                            3 Regent Street
                           Livingston NJ 07039

March 24, 1997
Livingston, NJ


To the Shareholders of Instructivision, Inc.:

     The Annual Meeting of the Shareholders of Instructivision, Inc. (hereinafter called the "Company") will be held at Instructivision, Inc., 3 Regent Street, Suite 306, Livingston, New Jersey 07039 on Wednesday, April 23, 1997 at 2:30 PM for the purposes described below.

     The following items will be considered at the Annual Meeting:

     1. To elect four (4) persons to serve on the Company's Board of Directors, who shall hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and shall have qualified. Management proposes to nominate to the Board of Directors the following individuals:

     Rosemary Comras                    Marcus C. Ruger
     Thomas F. Koerner                  David A. Sousa

    2. To confirm the appointment of Stanley J. Morin and Associates, CPA's, as auditors of the Company for fiscal 1997.

    3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 7, 1997 ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS.

By order of the Board of Directors

Rosemary Comras
President,
Chairman of the Board

                          INFORMATION STATEMENT
                           INSTRUCTIVISION, INC.
                             3 Regent Street
                           Livingston NJ 07039


     This Statement is furnished to Shareholders by Instructivision, Inc. (hereinafter called the "Company") in accordance with the requirements of
Section 14 under the Securities Exchange Act of 1934, as amended, and Regulation 14C promulgated thereunder. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF:

     On March 7, 1997, the record date for Shareholders entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on April 23, 1997, the Company's outstanding voting securities consisted of 3,350,000 shares of Common Stock, par value $.001, each share of which is entitled to one vote. Cumulative voting is not permitted in the election of directors.

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 7, 1997, by
(i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and present directors; and (iii) directors and officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

Title of Class   Name and Address    Amount and Nature of   Percentage of
                                     Beneficial Ownership   Ownership
--------------   -----------------   --------------------   -------------

Common Stock     Rosemary Comras        1,100,000             33%
                 14 Tilden Drive
                 East Hanover, NJ
Common Stock     Rosemary Comras (1)      975,000             29%
                 ITF Kevin Comras
                 and Joann Doniloski
Common Stock     Thomas F. Koerner            --              --
Common Stock     Marcus C. Ruger              --              --
Common Stock     David A. Sousa             6,000           less than 1%
------------------------------------------------------------------------
All Officers and Directors as
a Group (4)                             2,081,000             62%

(1) Kevin Comras and Joann Doniloski are adult children of the late
Jay Comras, former President and CEO, and received beneficial interest while Rosemary Comras received voting powers. The trust agreement under which Rosemary Comras exercises voting power regarding the 975,000 share terminates at the earlier of either her remarriage, or on 8/2/2004, at which time the stock passes to such children.

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
     There are no arrangements known to the Company, the operations of which may at a subsequent date result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

     At the Annual Meeting of the Shareholders to be held on the 23rd of April, 1997, at 2:30 PM, at 3 Regent Street, Livingston, New Jersey, four persons shall be elected to serve on the Company's Board of Directors. Management proposes to nominate Rosemary Comras, Thomas F. Koerner, Marcus Ruger, and David A. Sousa for election as Directors, each to hold office until the next Annual Meeting of the Shareholders or until their successors have been duly elected and qualified. Information concerning the five persons proposed to serve as directors is set forth below:

[CAPTION]
NAME                AGE     POSITION
------------        ---     -------------------------------

[S]                  [C]    [C]
Rosemary Comras      56     President, Secretary/Treasurer
                            and Chairman of the Board

Thomas F. Koerner    64     Director

Marcus C. Ruger      65     Director

David A. Sousa       57     Director

     All of the Directors of the Company are elected to serve until the next Annual Meeting of the Shareholders or until their successors have been duly elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors preceding the next Annual Meeting of the Shareholders or until their successors have been duly elected and qualified.

     Rosemary Comras was elected President of the Company on September 4, 1996, following the death of Jay Comras, Chairman of the Board, former President and Chief Executive Officer of the Company. Ms. Comras had been Vice President, Secretary/Treasurer, and a director of the Company since its inception. Ms. Comras is the widow of Jay Comras.

     Dr. Thomas F. Koerner has been a Director of the Company since March 1985. Dr. Koerner has been deputy Executive Director for the NASSP since 1993, having previously served as Director and Associate Executive Director since 1971. Dr.Koerner will continue to devote only as much time to the affairs of the Company as is necessary to carry out his duties as a Director, which is estimated to be a minimal amount of time.

     Dr. Marcus C. Ruger has been a Director of the Company since March 1986. Dr. Ruger was employed as Director of Assessment Services for the Mountain Plains Regional Office of American College Testing (ACT) from 1986 until his retirement in September 1995. Dr. Ruger will continue to devote only as much time to the affairs of the Company as is necessary to carry out his duties as Director, which is estimated to be a minimal amount of his time.


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
     Dr. David A. Sousa has been a Director of the Company since April 1994. He was employed as Superintendent of Schools for the New
Providence, New Jersey, school district from September 1991 till July 1994. Dr Sousa conducts training seminars and consulting services to schools throughout the United States. He will continue to devote only as much time to the affairs of the Company as is necessary to carry out his duties as a Director, which is estimated to be a minimal amount of his time.

INFORMATION CONCERNING THE BOARD OF DIRECTORS.

      The Board of Directors held two meetings during the fiscal year ended September 30, 1995. Each Director attended, either in person or by conference telephone access, all of the meetings of the Board. The Board does not have audit, compensation or nominating committees.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information relating to cash com-pensation paid by the Company during the fiscal year ended September 30, 1996 to the Company's Chief Executive Officer (no executive officer having received compensation in excess of $100,000 during the fiscal year).

NAME              FISCAL   SALARY     BONUS     OTHER            ALL OTHER
                  YEAR                      COMPENSATION(1)  COMPENSATION(2)
---------------   ------  --------    ----- --------------   ---------------

Jay Comras         1994   $73,533       --      $  500         $ 10,880
former President   1995    77,825       --         500           11,700
and Chairman of    1996    45,000(3)  4,850        500            6,500
the Board
(1) Compensation consists of personal us of a Company-owned automobile, which amounted to less than either $50,000 or 10% of the total annual salary and bonus.
(2) Compensation consists of premiums paid on a life insurance policy covering Mr. Comras, the proceeds of which are payable to beneficiaries designated by him.
(3) Compensation through 8/2/96

     The Company has a three year employment agreement with Rosemary
Comras, President and Secretary/Treasurer of the Company, which commenced
September 1,1996, for an annual salary of $75,000, which increases to $78,500 on September 1, 1997, and $83,000 on September 1, 1998. In
addition, Ms. Comras receives a bonus of 2.5% of the Company's net profit before taxes.

     The Company may, in the future, offer disability insurance, reimbursement of medical expenses and such other benefits as may be authorized by the Board of Directors. Presently, all full-time employees are eligible to receive Company paid health and dental insurance premiums.
No retirement, pension, profit sharing, or other similar program has been adopted by the Company. No surviving warrants, or stock options have been granted to any officer, director or other employee of the Company.
However, such benefits may be adopted or options granted in the future, if they are authorized by the Board of Directors.


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
Key Man Insurance:

     The Company obtained a "key man" term life insurance policy on the life of Jay Cormas, former Chairman of the Board, President and Chief Executive
Officer of the Company, in the amount of $1,000,000. Upon his death on August 2, 1996 the proceeds were paid to the Company.

Compensation Committee Interlocks and Insider Participation

     As directors of the Company, Jay Comras and Rosemary Comras participated in deliberations of the Board of Directors concerning executive officer compensation. The Board of Directors has no compensation committee or other committee performing equivalent functions.

Compensation of Directors:

     Outside Directors receive $250 for each Board meeting attended and are reimbursed for the reasonable out-of-pocket expenses incurred by them in connection with the performance of their services as directors.

1996 ANNUAL MEETING

     At the Company's Annual Meeting held on April 23, 1996 the percentage of shares present at the meeting and voting or withholding authority to vote in the election of Directors was approximately 62% of the issued and outstanding shares of Common Stock of the Company (as of March 8, 1996, the record date of such Annual Meeting), which shares were voted as follows:


                  Percentages of Shares   Percentages of shares
                  with authorization      without authorization
Director          to vote for Nominees    to vote for Nominees    Abstain
---------------   ---------------------   ---------------------   -------
Jay Comras               100%                    ---                 ---
Rosemary Comras          100%                    ---                 ---
Thomas F. Koerner        100%                    ---                 ---
Marcus C. Ruger          100%                    ---                 ---
David A. Sousa           100%                    ---                 ---

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Dr. Thomas F. Koerner is a director of the Company. Dr. Koerner is also Deputy Executive Director of the NASSP, a customer of the Company. During the fiscal year ended September 30, 1996 and 1995, the Company derived revenues of approximately $95,000 and $100,000, respectively, from sales and consulting services to the NASSP.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT.

      Action is expected to be taken at the Annual Meeting of the Shareholders to confirm the appointment of Stanley J.Morin and Associates, Certified Public Accountants, as independent auditors of the Company for fiscal 1997. A representative of Stanley J. Morin and Associates is expected to be present at the Annual Meeting of the Shareholders and will be provided with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

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
RIGHTS OF SHAREHOLDERS

     There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon at the Annual Meeting of the Shareholders.

OTHER BUSINESS

     The Company knows of no matters other than those described herein which are to be brought before the Annual Meeting of the Shareholders.

FINANCIAL STATEMENTS

     Financial Statement of the Company are contained in the Company's Annual Report for the fiscal year ended September 30, 1996, which is delivered to you herewith.


Livingston, New Jersey
March 24, 1997






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